Exhibit 99.2

Nuvera to Remain on the Current A-CAM Funding

New Ulm, Minnesota Sept. 29, 2023 – Nuvera Communications, Inc. a diversified communications company, is announcing that it will remain on the current Alternative Connect American Model (A-CAM) funding, versus moving to the Enhanced A-CAM (E-ACAM) program that was introduced earlier this year. The FCC is requiring providers to choose one of the two funding options by today’s deadline.

A-CAM is a program administered by the FCC to subsidize the deployment of broadband to rural areas. E-ACAM is a successor to this program which requires participating carriers to offer broadband and voice service at speeds of 100/20 Mbps or faster to all E-ACAM required locations within its study area. E-ACAM provides larger subsidies to providers than A-CAM, to support the deployment of higher-speed broadband to rural areas.

“E-ACAM is focused on connectivity solutions that are fast to deploy and low-cost, today that is Fixed Wireless,” said Glenn Zerbe, Nuvera president and CEO. “While Fixed Wireless does provide effective broadband services for rural customers, we feel it is a short-term solution.”

“Broadband usage continues to rapidly increase, with new Nuvera customers choosing 500 Mbps and 1 GB symmetrical speeds over 70 percent of the time when available,” Zerbe said. “Nuvera is focused on building new infrastructure that delivers fiber’s fast symmetrical speeds as a robust long-term solution for our rural and urban customers.”

Nuvera currently owns some 5G Spectrum and provides Fixed Wireless service as a solution in many rural areas. However, as Nuvera invests to meet the demands of its customers and reliably connect future technologies, the company is committed to building fiber to homes and businesses allowing for robust symmetrical service.

In 2021, Nuvera’s $200 million Gig Cities fiber project began rolling out in all the communities it serves, bringing fast, reliable fiber internet to residential and business customers.

Nuvera does not expect changes in their current A-CAM funding for five years.

About Nuvera

Nuvera Communications is a leading Minnesota broadband provider headquartered in New Ulm, Minnesota. Nuvera’s state-the-art fiber network provides reliable and affordable residential internet service through both fiber-to-the-neighborhood and newly expanding Gig-speed fiber-to-the-home services. Nuvera also provides business services including fiber internet, voice, hosting and managed services. Nuvera serves residents and businesses in New Ulm, Glencoe, Goodhue, Hutchinson, Litchfield, Prior Lake, Redwood Falls, Elko New Market, Savage, Sleepy Eye, Springfield and surrounding communities. Nuvera also serves customers in Aurelia, Iowa. Nuvera is a Fiber Minnesota partner which cooperatively enables connectivity for multi-location business customer locations, wireless towers and network connectively to major internet connection transport points. Nuvera Communications, Inc., is a publicly held corporation. For more information about Nuvera or to purchase stock, visit http://www.nuvera.net/investors.

Forward Looking Statements

From time to time, in reports filed with, or furnished to the United States Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, we may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans. These statements generally are identified by the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “may,” “will,” “would,” “seeks,” “targets,” “continues,” “should,” “will be,” “will continue,” or similar expressions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, or achievements of Nuvera and its subsidiaries to be different from those expressed or implied in the forward-looking statements.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the federal securities laws. Shareholders and the investing public should understand that these forward-looking statements are subject to risks and uncertainties that could affect our actual results and cause actual results to differ materially from those indicated in the forward-looking statements.

These risks and uncertainties may include, but are not limited to:

•        our decision to actively build and deploy the largest infrastructure project in our company history through the Nuvera Gig Cities™ project construction that we first announced in December 2021;

•        our ability to attract and retain customers in our service areas, including the areas serviced by our fiber initiative;

•        our ability to finance the deployment of our ongoing infrastructure project and meet our liquidity and capital needs;

•        our ability to declare cash dividends in the near-future in light of our commitment to actively build and deploy our largest infrastructure project and support

•        our current debt structure may change due to increases in interest rates or our ability to comply with lender loan covenants or any decision we may make to seek additional debt capital;

•        elimination of, or changes in the structure or level of, federal or state governmental network support we receive;

•        unfavorable general economic conditions that could negatively affect our operating results;

•        possible customer payment defaults:

•        possible future substantial regulatory change and increased competition;

•        our possible pursuit of acquisitions could be expensive or unsuccessful;

•        we may not accurately predict technological trends or the success of new products

•        a failure in our operational systems or infrastructure could affect our operations;

•        data security breaches to us or our customers; and

•        possible replacement or turnover of management or key personnel.

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